Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Phillips 66 Omnibus Stock and Performance Incentive Plan and the Phillips 66 Savings Plan of our report dated March 1, 2012, with respect to the combined financial statements and schedule of Phillips 66, included in its Form 10, as amended, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

May 1, 2012